Exhibit 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549



Commissioners:

         We have read SORL Auto Parts, Inc.'s statements included under Item 4 of its Form 8-K/A filed with the commission on August 12, 2004, and we agree with such statements concerning our Firm.


Very truly yours,

Hein & Associates LLP